UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report: April 15, 2016
(Date of earliest event reported)

LE@P TECHNOLOGY, INC.
_______________________
(Exact name of registrant as specified in its charter)

Delaware	0-5667	65-0769296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 N. Dixie Highway, Suite 411
Ft. Lauderdale, FL	33334
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 771-1772

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFT 240.13e-4( c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, Le@P Technology, Inc.’s (the “Company”) wholly-owned subsidiary, Parkson, Property, L.L.C. (“Parkson”) owns Real Property in Ft. Lauderdale, Florida. The Real Property (“Parkson Property”) is zoned light industrial, consists of approximately one and one-third acres and is currently undeveloped and unleased.

Parkson purchased the Real Property on September 28, 2001 from Bay Colony Associates, Ltd. (“Bay Colony”), an entity wholly-owned by the M. Lee Pearce Living Trust (the “Majority Stockholder Trust”), ( in exchange for a two-month note in the amount of $37,500, and a five-year note (the “Long Term Note”) and related mortgage in the amount of $712,500). The purchase price was based on an independent third-party appraisal. As previously reported on the Company’s December 2015 8-K and 8-K/A, the Long Term Note was replaced a number of times and is currently evidenced by the December 2015 Parkson Replacement Note (as defined above) in the principal amount of $916,183. The December 2015 Parkson Replacement Note bears interest at the rate of 2.50% per annum, with both principal and all accrued interest due in one lump sum on March 31, 2017.

The Company received an unsolicited, conditional offer from an unrelated third party (Storage Investments South, L.L.C., the “Buyer”) to purchase the Real Property. The contract provides for (i) a gross purchase/sale price of $1.4 million (all cash, with no financing contingency), (ii) an escrow deposit from Buyer of $100,000, (iii) a 90-day “free look” period (the “Inspection Period”) during which Buyer could conduct a Phase I environmental assessment and other tests, surveys, investigations and inspections, (iv) conveyance of the property by special warranty deed at a closing to occur within fifteen (15) days of the end of the Inspection Period, (v) closing costs to be paid by the parties, and (vi) other matters included in Florida Association of Realtors form contracts addressing the sale and purchase of vacant land. In addition, commissions of 3% are to be paid to the Buyer’s agent and 3% to the Company’s agent. The Company’s agent is Marquette Realty Advisors, Inc. The Company’s Class B Director, Chairman and President (Timothy C. Lincoln) is the principal and beneficial owner of Marquette Realty Advisors, Inc.

The Company engaged an independent Fairness Expert to value the Parkson Property and to give an opinion of the fairness of the commissions to be paid. The Fairness Expert deemed the commissions to be paid as reasonable and customary, and the Parkson property was valued at $1,300,000.

On April 15, 2016, the Company entered into a sales contract to sell the Parkson Property to Storage Investments South, L.L.C. with the amounts, terms and conditions as described above.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.1	Sales contract to sell Parkson Property to Storage Investments South, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LE@P TECHNOLOGY, INC.

Date: April 15, 2016	By:	/s/ Timothy C. Lincoln
	Name:	Timothy C. Lincoln
	Title:	Title: Acting Principal Executive Officer and President

EXHIBIT INDEX

Exhibit	Description

10.1	Sales contract to sell Parkson Property to Storage Investments South, L.L.C.